UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 25, 2019

Amplitech Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54355	92-4566352
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Johnson Avenue

Bohemia, NY 11716

(Address of principal executive offices)

(631)-521-7831

(Registrant’s telephone number, including area code)

_____________________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2019, Wayne Homschek was appointed as a director of Amplitech Group, Inc. (the “Company”). Also, on April 25, 2019, Mr. Homschek accepted such appointment. Mr. Homschek is independent using the definition of independence under NASDAQ Listing Rule 5605(a)(2) and the standards established by the Securities and Exchange Commission. Therefore, the Company intends to appoint Mr. Homschek as chairman of the audit committee, compensation committee and nominating committee on the formation thereof.

Wayne Homschek has been a Managing Director at Bentley Associates L.P. ("Bentley"), a New York based boutique investment bank specializing in mergers and acquisitions and private financings, since 2015.  While at Bentley, Mr Homschek has advised a number of lower middle market technology companies including semi-conductors/hardware, enterprise software, big data/AI, cyber security, RE tech, ecommerce, digital media, Ad tech, tech enabled services, and med tech/life sciences.  Mr Homschek currently sits on the Board of AR Orthopedic Holdings, LLC, a private-equity backed life sciences company.  Prior to joining Bentley, Mr Homschek founded and grew a multinational hospitality company (from 2003 to 2014), growing the company to over $50mm in sales during his tenure.  Mr Homschek began his career in investment banking at the Prudential Investment Corporation in 1987 in New York, was transferred to Sydney, Australia in 1989, and moved to Salomon Smith Barney/Citigroup in 1998, where he ran the firm's Australasian telecom, media and technology franchise until 2002.  Mr Homschek graduated with High Honors in Mechanical Engineering from the Georgia Institute of Technology in Atlanta, Georgia in 1987.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

10.1	Director Agreement, by and between Wayne Homschek and the Company, dated April 25, 2019

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amplitech Group Inc.

April 29, 2019		/s/ Fawad Maqbool
	By:	Fawad Maqbool
	Title:	President

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EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Director Agreement, by and between Wayne Homschek and the Company, dated April 25, 2019

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